UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 5, 2008

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)
(925) 452-3000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On May 5, 2008, Taleo Corporation (“Taleo”) entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) by and among Taleo, Dolphin Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Taleo (“Sub”), Porpoise Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Taleo (“LLC”), Vurv Technology, Inc., a Delaware corporation (“Vurv”), and with respect to Articles VII, VIII and IX only, Derek Mercer as Stockholder Representative and U.S. Bank National Association as Escrow Agent. The Reorganization Agreement provides that, upon the terms and subject to the conditions set forth in the Reorganization Agreement, Taleo will acquire Vurv, through the merger of Sub with and into Vurv (the “First Merger”), and the merger of the surviving corporation from the First Merger with and into LLC (the “Second Merger,” and together with the First Merger, the “Mergers”).
Pursuant to the Reorganization Agreement, Taleo will pay consideration consisting of 4.1 million shares of Taleo’s Class A common stock and approximately $36.5 million in cash, subject to adjustment for third party expenses and certain other specified items, and will assume of up to $9.0 million of debt, in exchange for all of the outstanding capital stock of Vurv and the assumption of vested options to acquire shares of Vurv common stock. Twelve and one-half percent (12.5%) of the consideration will be placed into escrow for one year following the closing to be held as security for losses incurred by Taleo in the event of certain breaches of the representations and warranties contained in the Reorganization Agreement or certain other events. The escrowed consideration will consist solely of shares of Taleo Class A common stock. In addition, Taleo will assume unvested options to acquire shares of Vurv common stock. All options to acquire shares of Vurv common stock will be converted into options to acquire shares of Taleo’s Class A common stock.
The acquisition has been approved by both companies’ boards of directors and is subject to the approval of Vurv’s stockholders, regulatory approvals and customary closing conditions. The Reorganization Agreement contains certain termination rights for both Taleo and Vurv.
The foregoing description is qualified in its entirety by reference to the Reorganization Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities
The information contained in Item 1.01 is incorporated herein by reference. The issuance of the shares of Class A common stock will be exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on Section 3(a)(10) thereof or in reliance on Section 4(2) thereof or Regulation D promulgated thereunder.

Item 8.01	Other Events
On May 6, 2008, Taleo issued a press release announcing that it entered into a definitive agreement to acquire Vurv Technology, Inc. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated May 5, 2008, by and among Taleo Corporation, Dolphin Acquisition Corp., Porpoise Acquisition LLC, Vurv Technology, Inc. and with respect to Articles VII, VIII and IX only, Derek Mercer as Stockholder Representative and U.S. Bank National Association as Escrow Agent

99.1	Press release dated May 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION
By:	/s/ Katy Murray
Katy Murray
Executive Vice President and Chief Financial Officer

Date: May 6, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated May 5, 2008, by and among Taleo Corporation, Dolphin Acquisition Corp., Porpoise Acquisition LLC, Vurv Technology, Inc. and with respect to Articles VII, VIII and IX only, Derek Mercer as Stockholder Representative and U.S. Bank National Association as Escrow Agent

99.1	Press release dated May 6, 2008.